Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul C. Wirth, Gary G. Lynch and Andrew M. Hutcher, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1934 and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with Credit Suisse First Boston (USA), Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date
/s/ BRIAN D. FINN	Director, President and Chief Executive Officer	March 17, 2005
Brian D. Finn	(Principal Executive Officer)
/s/ PAUL C. WIRTH	Chief Financial and Accounting Officer	March 17, 2005
Paul C. Wirth	(Principal Financial and Accounting Officer)
/s/ NEIL MOSKOWITZ	Director	March 17, 2005
Neil Moskowitz
/s/ EILEEN K. MURRAY	Director	March 17, 2005
Eileen K. Murray